UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2009

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 — OTHER EVENTS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 8.01 — Other Events

On September 22, 2009, Calpine Corporation (the “Company”) and Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, 20,000,000 shares of the Company’s common stock, par value $0.001 per share. In addition, the Selling Stockholders have granted the underwriter a 30-day option to purchase up to 3,000,000 additional shares of common stock. The public offering and sale (the “Offering”) contemplated by the Underwriting Agreement will be completed on or about September 28, 2009. The Company will not sell any shares and will not receive any proceeds from the sale of shares in the Offering.

The Offering is being effected pursuant to a registration statement on Form S-3 (File No. 333-152982) filed under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009, among Calpine Corporation, the selling stockholders named therein and Morgan Stanley & Co. Incorporated, the underwriter named therein.*
__________

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Jim D. Deidiker
Jim D. Deidiker
Senior Vice President and
Chief Accounting Officer

Date: September 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009, among Calpine Corporation, the selling stockholders named therein and Morgan Stanley & Co. Incorporated, the underwriter named therein.*
__________

*      Filed herewith.